Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and
Shareholders of Jump'n Jax, Inc.
St. George, Utah


We hereby consent to the inclusion of our audit report dated February 11, 2004, except for Note 6 which is dated April 30, 2004, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, of Jump'n Jax, Inc., for the year ended December 31, 2003 and 2002, and to all references to our firm included in this Registration Statement on Form SB-2/A.




/s/ HJ & Associates, LLC
-----------------------------
Salt Lake City, Utah
November 4, 2004